UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 295 Westlake Village, California	91362
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On January 21, 2021, we issued a press release and provided preliminary financial and operational information for our fourth quarter and fiscal year ended December 31, 2021. We are scheduled to release our fourth quarter 2021 results after the market close on March 10, 2022. Our executive management team will host a conference call and webcast to review our financial results at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on the same day.

Fourth Quarter Securitizations

In October and December 2021, we completed the securitizations of $204.2 million and $319.1 million, respectively, of investor real estate loans, measured by UPB. The December 2021 securitization included a portion of investor real estate loans that were previously included in our securitizations issued through Velocity Commercial Capital Loan Trust 2014-1, Velocity Commercial Capital Loan Trust 2016-2 and Velocity Commercial Capital Loan Trust 2017-1, and in connection with the December 2021 securitization those three earlier securitizations were collapsed. The total UPB of loans for the 2014-1, 2016-2 and 2017-1 trusts was approximately $109.1 million, outstanding bond balances were approximately $90.8 million and carried an average coupon of 7.25%. We issued approximately $86.0 million in new bonds for the transferred loans and reduced our coupon to approximately 3.2% in the December 2021 securitization, resulting in an approximate four percentage point reduction in the coupon rate.

Preliminary Estimates for the Year Ended December 31, 2021

We expect to report total loan originations of approximately $1,328.0 million for the year ended December 31, 2021, compared to total loan originations of $435.0 million for the year ended December 31, 2020, and $1,012.7 million for the year ended December 31, 2019. We expect to report originations for the three months ended December 31, 2021 of approximately $497.8 million, our largest volume of originations in a single quarter and a 46% increase over originations in the prior quarter.

We expect to report total loans held for investment, as measured by unpaid principal balance, of approximately $2,500 million as of December 31, 2021, compared to total loans held for investment, as measured by unpaid principal balance, of $2,271.3 million as of September 30, 2021, and $1,931.9 million as of December 31, 2020. We expect to report nonperforming loans between 10.3% and 10.8% of total loans, as measured by unpaid principal balance, as of December 31, 2021, compared to 12.70% as of September 30, 2021, and of 17.11% as of December 31, 2020. Nonperforming loans includes all loans that are 90 or more days past due, in bankruptcy or in foreclosure.

We expect to report net income between $29.1 million and $29.5 million for the year ended December 31, 2021, compared to net income of $17.8 million for the year ended December 31, 2020, and $17.3 million for the year ended December 31, 2019. We expect to report earnings per common share, on a diluted basis, between $0.85 per share and $0.87 per share for the year ended December 31, 2021. We expect to report non-GAAP core net income between $33.0 million and $33.5 million for the year ended December 31, 2021, or between $0.97 and $0.98 per diluted share. Non-GAAP core net income for the year ended December 31, 2021 is calculated as net income for such period with adjustments, applied for the nine months ended September 30, 2021, of $(1.0) million, or approximately $(0.03) per diluted share, for recovery of COVID-19-related loan loss provisions and approximately $3.3 million, or approximately $0.10 per diluted share, for nonrecurring debt amortization, plus additions for the three months ended December 31, 2021 of approximately $0.6 million, or approximately $0.02 per diluted share, in respect of expenses related to the Century acquisition and approximately $1.1 million, or approximately $0.03 per diluted share, in respect of the amortization of deal costs related to the three securitizations that were collapsed as part of creation of the December 2021 securitization described above.

We expect to report stockholders’ equity between $344.3 million and $344.7 million as of December 31, 2021, compared to stockholders’ equity of $242.2 million as of September 30, 2021, and of $219.6 million as of December 31, 2020. The estimated range of stockholders’ equity as of December 31, 2021 includes the impact of the conversion of our outstanding Series A Convertible Preferred Stock, with a liquidation preference of $90 million as of September 30, 2021 and December 31, 2020, into 11,688,310 shares of common stock on October 8, 2021. We expect to report stockholders’ equity per common share between $10.83 per share and $10.84 per share as of December 31, 2021.

The foregoing estimated amount of loans originated and estimated range of net income, net income per diluted share, non-GAAP core net income and non-GAAP core net income per diluted share for the year ended December 31, 2021 and estimated amount of total loans and estimated ranges of nonperforming loans and stockholders’ equity as of December 31, 2021 are preliminary and subject to completion of financial and operating closing procedures for the year ended December 31, 2021. We have begun our normal annual closing and review procedures for the year ended December 31, 2021; however, given the timing of these estimates, the actual amounts of such measures may differ materially, including as a result of our year-end closing procedures, review adjustments and other developments that may arise between now and the time our audited financial results for the year ended December 31, 2021 are finalized. Therefore, you should not place undue reliance on these estimates.

These estimates have been prepared by, and are the responsibility of, our management and have not been reviewed or audited or subject to any other procedures by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect to these estimates.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with United States generally accepted accounting principles (GAAP), we consider non-GAAP core net income and non-GAAP core net income per diluted share, which are financial measures that are not prepared in accordance with GAAP.

Non-GAAP core net income and non-GAAP core net income per diluted share are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs incurred from activities that are not normal recurring operating expenses, such as COVID-stressed charges and recoveries of loan loss provision, nonrecurring debt amortization, the impact of operational measures taken to address the COVID-19 pandemic and workforce reduction costs, and costs associated with acquisitions. To calculate non-GAAP core net income per diluted share, we use the weighted-average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP.

We have included non-GAAP core net income and non-GAAP core net income per diluted share because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income and non-GAAP core net income per diluted share provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be non-recurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Item 7.01    Regulation FD Disclosure.

We are providing in this report the following information, which is intended to illustrate the advantages that management sees in growing our business and contributing to pre-tax net income through long-term securitizations.

We believe the securitization market offers the prospect of attractive marginal returns on equity. As a hypothetical illustration, based on assumptions drawn from our recent experience with interest rates and related costs in the securitization market, our portfolio and our operations as reported in our results for the nine months ended September 30, 2021, we believe a hypothetical securitization of a $100 million portfolio of investor real estate loans could potentially result in marginal pre-tax net operating income to our business of as much as $1.2 million in the first year of the securitization, which would reflect marginal pre-tax return on our equity in such securitization of 24%. The assumptions in this hypothetical illustration are: securitization debt securities issued for 95% of the UPB of the relevant portfolio, with us retaining 5%, which is a common structure for securitizations; net interest margin of 3.70%, which is consistent with the net interest margin we estimate is attributable to newly originated loans included in our most recent securitization in December 2021 based on scheduled loan interest payments, without assuming any loan prepayments and related foregone future interest payments, or any receipt of prepayment penalties from loan borrowers or default interest; annual loan losses of 0.07% of UPB, a hypothetical illustrative figure based on the 12.7% of our loans that were nonperforming as of September 30, 2021 multiplied by our annualized charge-off rate as of September 30, 2021 of 0.53% of average nonperforming loans; annual servicing expense of 0.28% of UPB, a hypothetical illustrative figure based on our loan servicing fees for the nine months ended September 30, 2021 as a percentage of an averaged calculation for our portfolio UPB over such period; annual marginal compensation expense of 1.39%, a hypothetical illustrative figure based on a management estimate of operational and sales costs associated with our loan originations for the nine months ended September 30, 2021; and marginal non-compensation expense of 0.77% of UPB, a hypothetical illustrative figure based on a management estimate of other cash loan production expenses for our business for the nine months ended September 30, 2021. The figures included in this hypothetical illustration are presented in order to permit a concrete illustration of the principal factors that tend to bear on the marginal contribution to equity return of a new securitization transaction, as considered by management in assessing such opportunities, and such figures are not intended as a prediction or a forecast of performance for any existing or future securitization, or as a reflection of market conditions that would obtain at any particular time for a securitization or its associated initial or ongoing costs. The interest margin for any actual securitization depends on prevailing interest rates in the mortgage and securitization markets, which fluctuate constantly and often dramatically. The figures included in this hypothetical illustration are based in part on certain categories of costs for our business in the aggregate for a specified recent period, involve the exercise of judgment in their identification and estimation, and fluctuate over time; and the loan portfolios in individual securitizations can and do have loan losses, servicing costs and marginal compensation and other expenses that vary from our business as a whole. Moreover, the return on equity experienced by holders of our common stock is based on the performance of our business in the aggregate, which includes various types of costs not addressed in this hypothetical illustration. This hypothetical is offered to illustrate, in a general way, management’s confidence in the strategic advantage of growing our business through long-term securitizations. We could have reasonably illustrated this point using different numerical assumptions.

*            *            *

The information furnished pursuant to this Current Report on Form 8-K under Item 2.02, and 7.01, including any accompanying exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect management’s current views and estimates regarding the prospects of the industry and our prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “would,” “estimate,” “anticipate,” “believe,” “predict,” “prospect,” “potential,” “continue” or “illustrative” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements include our expectations regarding our financial and operational information as of and for the fiscal year ended December 31, 2021 after the completion of our closing procedures. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. The following factors are among those that may cause actual results to differ materially from the forward looking statements: the continued impact of the coronavirus, COVID-19, or an outbreak of another highly infectious or contagious disease; conditions in the real estate markets, the financial markets and the economy generally; failure of a third-party servicer or the failure of our own internal servicing system to effectively service our portfolio of mortgage loans; the high degree of risk involved in loans to small businesses, self-employed borrowers, properties in transition, and certain portions of our investment real estate portfolio; additional or increased risks if we change our business model or create new or modified real estate lending products; possibility of receiving inaccurate and/or incomplete information from potential borrowers, guarantors and loan sellers; deficiencies in appraisal quality in the mortgage loan origination process; competition in the market for loan origination and acquisition opportunities; risks associated with our underwriting guidelines and our ability to change our underwriting guidelines; loss of our key personnel or our inability to hire and retain qualified account executives; any inability to manage future growth effectively or failure to develop, enhance and implement strategies to adapt to changing conditions in the real estate and capital markets; risks associated with our ability to successfully identify, acquire, and integrate companies and assets; operational risks, including the risk of cyberattacks, or disruption in the availability and/or functionality of our technology infrastructure and systems; any inability of our borrowers to generate net income from operating the property that secures our loans; costs or delays involved in the completion of a foreclosure or liquidation of the underlying property; lender liability claims, requirements that we repurchase mortgage loans or indemnify investors, or allegations of violations of predatory lending laws; economic downturns or natural disasters in geographies where our assets are concentrated; environmental liabilities with respect to properties to which we take title; inadequate insurance on collateral underlying mortgage loans and real estate securities; use of incorrect, misleading or incomplete information in our analytical models and data; failure to realize a gain upon disposal of portfolio assets; any inability to successfully complete additional securitization transactions on attractive terms or at all; the termination of one or more of our warehouse facilities; interest rate fluctuations or mismatches between our loans and our borrowings; legal or regulatory developments related to mortgage-related assets, securitizations or state licensing and operational requirements; our ability to maintain our exclusion under the Investment Company Act of 1940, as amended; fiscal policies or inaction at the U.S. federal government level, which may lead to federal government shutdowns or negative impacts on the U.S. economy; cyber-attacks and our ability to comply with laws, regulations and market standards regarding the privacy, use, and security of customer information; the influence of certain of our large stockholders over us; adverse legislative or regulatory changes; and other factors described under “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current, periodic and other filings with the SEC. Our filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or to changes in our expectations.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

99	Press Release dated January 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Velocity Financial, Inc.

By:	/s/ Roland T. Kelly
Name:	Roland T. Kelly
Title:	Chief Legal Officer and General Counsel

Date: January 21, 2022